Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 33-62643, 333-07225, 333-33624, 333-39948, 333-106394,
333-118140, 333-141577 and 333-156010 on Forms S-8 and Registration Statement No. 333-156009 on Form S-3, of our reports dated March 3, 2010, relating to the financial statements of Newpark Resources, Inc. and subsidiaries, and the effectiveness of Newpark Resources’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of Newpark Resources, Inc. and subsidiaries for the year ended December 31, 2009.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
March 3, 2010